Exhibit 99.1

Keyuan Petrochemicals Inc. Announces Findings of Independent Investigation

Findings support accuracy of stated revenues

•	Extensive independent examination of orders, operations and financial documents verify sales and revenue of fiscal 2010

•	New auditor to commence 2010 audit immediately; management expects to be fully compliant with all regulatory requirements as soon as possible

•	Company has sent full report to regulators

NINGBO, China, July 11, 2011 -- Keyuan Petrochemicals, Inc. (Nasdaq: KEYP) ("Keyuan or the "Company"), a leading merchant manufacturer of various petrochemical products in China, announced today that the audit committee has received initial findings of its independent investigation of the Company’s 2010 sales and revenue. Deloitte Financial Advisory Services (“Deloitte”), King & Wood, Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) and a petrochemicals industry expert, separately verified the accuracy of information related to the Company’s 2010 sales.

On March 31, 2011, the Company’s audit committee hired Pillsbury, Deloitte, and King and Wood to conduct an independent investigation of issues identified by the Company’s former independent public accountant, KPMG. A team of lawyers and forensic accountants reviewed scores of documents at Keyuan’s offices, visited select customer locations throughout China, and interviewed representatives of the customers, and senior officers and personnel of the Company. The independent investigators also consulted an industry expert, who has years of experience in the petrochemicals industry, to analyze Keyuan’s production plants and operations.

Based on results from the independent investigation, the independent investigators made the following conclusions:

1)
“…nothing has come to our attention to indicate that the Company has inappropriately accounted for the specific customer transactions we were able to test, other than the documentation issues notes  above”;1

2)	“the Company-arranged interviews with selected customers supported that the customers transacted business with the Company in 2010”;
3)	“in the documents that we have reviewed, we have found no documents reflecting any intent by the Company to misstate revenues;”
4)
“plant visit and document review by an expert in the petrochemical industry supports the finding that the plan is operating and producing petrochemicals at a quantity consistent with the revenues stated by the Company”; and

5)	“interviews with management and selected Company personnel were consistent with the above findings.”

“We are pleased with the results of the independent investigation,” stated Mr. Chungfeng Tao, Chairman and Chief Executive Officer of Keyuan Petrochemicals. “The findings support our assertion throughout this process that we are an excellent company on solid financial footing with a clear and focused growth strategy. Having cooperated fully with examiners and regulators during this extensive review process, we will continue to focus on completing our 2010 and 1H 2011 audits.”

1 Please refer to Form 8-K we filed on July 11, 2011 for further information

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics Co., Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2009, Keyuan's operations include an annual petrochemical manufacturing design capacity of 720,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility, additional storage capacity, a raw material pre-treatment facility, and an asphalt production facility.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. Keyuan Petrochemicals, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Investor Relations:

HC International, Inc.

Ted Haberfield     Executive VP

Tel: +1-760-755-2716

Email: thaberfield@hcinternational.net

Website: http://www.hcinternational.net

Mr.  Andrew Haag
Managing Partner, USA
Hampton  Growth, LLC
Tel: +1-877-368-3566
E-mail: andrew@hamptongrowth.com
Website: www.hamptongrowth.com